Exhibit 5.2

Mayer Brown LLP 1675 Broadway New York, New York 10019-5820

March 10, 2009	Main Tel (212) 506-2500 Main Fax (212) 262-1910 www.mayerbrown.com

United America Indemnity, Ltd.
Walker House, 87 Mary Street
KYI — 9002
George Town, Grand Cayman
Cayman Islands

Re:	Registration Statement on Form S-3
Dear Ladies and Gentlemen:
     We have represented United America Indemnity, Ltd., a Cayman Islands company (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form S-3 (the “Registration Statement”) relating to: (i) debt securities of the Company (the “Debt Securities”); (ii) warrants of the Company (the “Warrants”) to be issued pursuant to the terms of one or more warrant agreements (the “Warrant Agreements”) to be entered into prior to the issuance of the Warrants; (iii) depositary shares of the Company (the “Depositary Shares”); (iv) stock purchase contracts of the Company (the “Stock Purchase Contracts”); and (v) stock purchase units of the Company (the “Stock Purchase Units”). All such securities are collectively referred to herein as the “Securities.” Certain terms of the Securities will be established by or pursuant to resolutions of the Company’s Board of Directors (the “Corporate Proceedings”).
     In rendering the opinions expressed herein, we have examined and relied upon such documents, corporate records, certificates of public officials and certificates as to factual matters executed by officers of the Company as we have deemed necessary or appropriate. We have assumed the authenticity, accuracy and completeness of all documents, records and certificates submitted to us as originals, the conformity to the originals of all documents, records and certificates submitted to us as copies and the authenticity, accuracy and completeness of the originals of all documents, records and certificates submitted to us as copies. We have assumed the legal capacity and genuineness of the signatures of persons signing all documents in connection with which the opinions expressed herein are rendered.
     Based upon and subject to the foregoing and the qualifications expressed below, we are of the opinion that:
(i)	The Company’s Debt Securities, assuming the due authorization thereof, the completion of the Corporate Proceedings with respect thereto and the consistency of the terms thereof with the description of the Company’s Debt
Mayer Brown LLP operates in combination with our associated English limited liability partnership and Hong Kong partnership (and its associated entities in Asia).

Mayer Brown LLP
United America Indemnity, Ltd.
March 10, 2009

Securities contained in the Registration Statement and any applicable prospectus supplement, when duly executed and delivered and authenticated in accordance with the indenture under which they are to be issued and when payment therefor is received, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to enforceability, to any bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the enforceability of creditors’ rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(ii)	The Deposit Agreement, assuming the due authorization thereof, the completion of the Corporate Proceedings with respect thereto, the consistency of the terms thereof with the description of the Depositary Shares contained in the Registration Statement and any applicable prospectus supplement and the due authorization of the preferred shares of the Company underlying the Depositary Shares, when duly executed and delivered, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to enforceability, to any bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the enforceability of creditors’ rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(iii)	The Warrant Agreements, assuming the due authorization thereof, the completion of the Corporate Proceedings with respect thereto, the consistency of the terms thereof with the description of the Warrants contained in the Registration Statement and any applicable prospectus supplement and the due authorization of any common shares, preferred shares or debt securities of the Company underlying the Warrants, when duly executed and delivered, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to enforceability, to any bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the enforceability of creditors’ rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(iv)	The Warrants, assuming the due authorization thereof, the completion of the Corporate Proceedings with respect thereto, the consistency of the terms thereof with the description of the Warrants contained in the Registration Statement and any applicable prospectus supplement and the due authorization of any common shares or preferred shares of the Company underlying

Mayer Brown LLP
United America Indemnity, Ltd.
March 10, 2009

the Warrants, when duly executed, delivered and countersigned in accordance with the Warrant Agreements and when payment therefor is received, will constitute valid and legally binding obligations of the Company, will be entitled to the benefits provided by the Warrant Agreements and will be enforceable against the Company in accordance with their terms, subject, as to enforceability, to any bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the enforceability of creditors’ rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(v)	The Stock Purchase Contracts, assuming the due authorization thereof, the completion of the Corporate Proceedings with respect thereto, the consistency of the terms thereof with the description of the Stock Purchase Contracts contained in the Registration Statement and any applicable prospectus supplement and the due authorization of any securities of the Company underlying the Stock Purchase Contracts, when duly executed and delivered, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms (subject, as to enforceability, to any bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the enforceability of creditors’ rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)), and the interests therein, when duly sold and delivered and when payment therefor is received, will be entitled to the benefits provided by the Stock Purchase Contracts; and

(vi)	The Stock Purchase Units, assuming the due authorization thereof and of the related Stock Purchase Contracts and applicable pledge agreements, the completion of the Corporate Proceedings with respect thereto, the consistency of the terms thereof with the description of the Stock Purchase Units contained in the Registration Statement and any applicable prospectus supplement and the due authorization of any common shares or preferred shares of the Company underlying the Stock Purchase Units, when the related Stock Purchase Contracts and applicable pledge agreements are duly executed and delivered, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms (subject, as to enforceability, to any bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the enforceability of creditors’ rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)), and the interests therein, when duly sold and delivered and when payment therefor is received, will be entitled to the benefits provided by the Stock Purchase Units.

Mayer Brown LLP
United America Indemnity, Ltd.
March 10, 2009

     We are admitted to practice law in the State of New York and we express no opinions as to matters under or involving any laws other than the laws of the State of New York.
     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Registration Statement.
Very truly yours,
/s/ Mayer Brown LLP